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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 1, 2002


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                            CORINTHIAN COLLEGES, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      0-25283                  33-0717312
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
       of incorporation)                                     Identification No.)


               6 Hutton Centre Drive, Suite 400, Santa Ana,     92707
         California (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (714) 427-3000

                                       N/A
          (Former name or former address, if changed since last report)

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to the terms of the Stock Purchase and Sale Agreement, dated April 10, 2002 (the "Purchase Agreement"), by and among Wyo-Tech Acquisition Corp. ("Wyo-Tech"), Allied Capital Corporation, David Grenat (Allied Capital Corporation and David Grenat are collectively referred to as the "Sellers") and Corinthian Colleges, Inc. (the "Company"), the Company acquired all of the outstanding capital stock of Wyo-Tech from the Sellers on July 1, 2002. The total consideration paid by the Company in connection with the acquisition was approximately $84.4 million, including repayment of approximately $12.8 million of outstanding indebtedness of Wyo-Tech and after giving effect to certain projected closing balance sheet adjustments as required by the Purchase Agreement. In accordance with the terms of the Purchase Agreement, the foregoing purchase price is subject to adjustment based on a final determination of the foregoing balance sheet adjustments for Wyo-Tech as of July 1, 2002.

     The full amount of the purchase price, including the projected adjustment, was paid by the Company in cash at the closing. To fund the purchase price for Wyo-Tech, the Company used a portion of its cash and cash equivalents and approximately $43 million borrowed under its new $100 million credit facility, obtained by the Company pursuant to its June 26, 2002, Credit Agreement with JP Morgan Chase Bank, as Documentation Agent, Union Bank of California, N.A., as Syndication Agent, Bank of America, N.A. as Administrative Agent, L/C Issuer and Swing Line Lender, and each lender from time to time party thereto.

     Wyo-Tech was founded in 1966, is accredited by the Accrediting Commission of Career Schools and Colleges of Technology (ACCSCT) and offers diploma and degree programs in Automotive Technology, Diesel Technology, Applied Services Management, and Collision/Refinishing. Wyo-Tech operates, and will continue to operate after the closing, two campuses under the Wyoming Technical Institute name in Laramie, Wyoming and Blairsville, Pennsylvania.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a)    Financial Statements of Business Acquired.

         The financial statements required by Item 7(a) of this Current Report on Form 8-K are not included herein. Therefore, in accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than September 16, 2002.

  (b)    Pro Forma Financial Information.

         The pro forma financial information required by Item 7(b) of this Current Report on Form 8-K is not included herein. Therefore, in accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than September 16, 2002.

  (c) The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CORINTHIAN COLLEGES, INC.


                             By: /s/ Dennis N. Beal
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                                 Dennis N. Beal
                                 Executive Vice President and
                                 Chief Financial Officer

Date: July 2, 2002

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                                  EXHIBIT INDEX

Exhibit No.     Description
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    2.1         Stock Purchase and Sale Agreement, dated as of April 10, 2002, among Corinthian Colleges, Inc., Wyo-Tech Acquisition Corp.,
                Allied Capital Corporation and David Grenat (incorporated by reference to Exhibit 2.1 to the Form 8-K of the Company filed with the Securities and Exchange Commission on April 12,
                2002).

   10.1 Credit Agreement, dated as of June 26, 2002, among Corinthian Colleges, Inc., each Lender from time to time party thereto, JP Morgan Chase Bank, as Documentation Agent, Union Bank of California, N.A., as Syndication Agent, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

   99.1         Text of press release of Corinthian Colleges, Inc. issued
                July 2, 2002.